Exhibit 10.9

L E A S E  A G R E E M E N T

THIS LEASE made this      day of July, 2007, by and between Winkal Holdings, L.L.C., a Delaware limited liability company, by Winkal Management, L.L.C., a Delaware limited liability company, its Manager (hereinafter referred to as “Landlord”) and First State Financial Corp. d/b/a First Sate Bank, a Florida corporation (hereinafter referred to as “Tenant”),

W I T N E S S E T H:

That in consideration of the Premises, the mutual covenants herein contained, and each and every act performed hereunder by either of the parties, such parties enter into the following Articles of Agreement:

ARTICLE I

The Premises, Use

and Purposes, the Term, Previous Lease, and Lease Year

1. Property Leased. Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord premises located at 2323 Stickney Point Road, Sarasota, Florida 34231 and more particularly described on Exhibit “A” attached hereto and made a part hereof, at the rent hereinafter set forth. The real estate and the building and improvements erected thereon which are being leased pursuant to this Lease are hereinafter referred to as the “Premises.” This Lease is subject to all rights of way, leases, mortgages, licenses, easements and agreements now or hereafter belonging or pertaining to the Premises.

2. Previous Lease. This Lease Agreement supercedes and replaces Landlord’s and Tenant’s previous lease for the Premises dated March 17, 1995, as amended most recently by the First Addendum to Lease dated May 31, 1995 (hereinafter collectively referred to as the “Previous Lease”).

3. Delivery of Premises. Tenant is currently in possession of the Premises and accepts the Premises in its “as-is” condition as of the date of this Lease.

4. Use. Tenant shall use and occupy the Premises for a banking facility and other office use compatible with a banking facility, and for no other purpose without the prior written consent of Landlord.

5. Term. Tenant shall have and hold the Premises from and after June 1, 2007 (“Commencement Date”), with the rights, privileges, and easements and appurtenances thereto attaching and belonging to Landlord, its successors and assigns, with a quiet and undisturbed possession to Tenant and extending for a period through and including May 31, 2017 (such period hereinafter referred to as the “Term”).

6. Lease Year. A Lease Year shall be a calendar year. Each partial calendar year during the Term shall be deemed a partial Lease Year. Any amount payable for a Lease Year shall be prorated for any partial Lease Year.

ARTICLE II

Minimum Rent and Options to Renew

1. Minimum Rent for Premises. Tenant covenants that it will pay Landlord, without relief from valuation or appraisement laws, each year during the Term the following amounts as rent for the Premises, which amounts shall be paid at 10 Rye Ridge Plaza, Suite 200, Rye Brook, New York 10573, or such other place as Landlord may from time to time specify in writing (“Minimum Rent”). Minimum Rent shall be prorated in the event the Rent Commencement Date is a date other than the first day of a calendar month. Minimum Rent shall be paid by Tenant to Landlord in the following equal monthly installments in addition to all other amounts payable by Tenant under this Lease:

Period	Annual Minimum Rent	Monthly Minimum Rent
June 1, 2007 through May 31, 2008	$189,000.00	$15,750.00
June 1, 2008 through May 31, 2009	$194,670.00	$16,222.50
June 1, 2009 through May 31, 2010	$200,480.00	$16,706.66
June 1, 2010 through May 31, 2011	$206,500.00	$17,208.33
June 1, 2011 through May 31, 2012	$212,660.00	$17,721.66
June 1, 2012 through May 31, 2013	$219,100.00	$18,258.33
June 1, 2013 through May 31, 2014	$227,850.00	$18,987.50
June 1, 2014 through May 31, 2015	$234,640.00	$19,553.33
June 1, 2015 through May 31, 2016	$241,710.00	$20,142.50
June 1, 2016 through May 31, 2017	$248,990.00	$20,749.16

All monthly payments of Minimum Rent as provided in this Lease shall be paid on the first day of each month of the Term, in advance. In the event Landlord does not receive by the 10th of the month the Minimum Rent or additional rent payable for that month, Tenant agrees to pay as additional rent a late charge equal to five percent (5%) of the amount unpaid for such month and for each month thereafter that the Minimum Rent and taxes for such month remains unpaid. In the event any check tendered to Landlord by Tenant in payment of any obligation of Tenant under this Lease is returned for insufficient funds, Tenant shall pay Landlord, in addition to any late charges payable hereunder, the greater of: (a) One Fifty Hundred Dollars ($150.00) per check as and for an NSF check fee; or (b) the NSF check fee and/or penalties in the greatest amount proscribed by the then current law of the State of Florida (hereinafter referred to as the “State). Landlord shall also have the right in Landlord’s sole discretion at any time during the Term after Tenant has tendered an NSF check to require that Tenant make all further payments required to be made under this Lease in the form of a certified or cashier’s check.

2. Options to Renew. If Tenant shall well and truly perform all of the terms and conditions of this Lease during the Term and shall not be in default at any time hereunder during the Term, then Landlord hereby gives and grants Tenant an option to renew this Lease for a period of five years commencing on June 1, 2017 and ending on May 31, 2022 (the “First Renewal Term”). If Tenant shall well and truly perform all of the terms and conditions of this Lease during the First Renewal Term and shall not be in default at any time hereunder during the

First Renewal Term, then Landlord hereby gives and grants Tenant an option to renew this Lease for a period of five years commencing on June 1, 2022 and ending on May 31, 2027 (the “Second Renewal Term”). Tenant shall exercise the option to renew for each such Renewal Term by written notice to Landlord which shall be received by Landlord not less than nine (9) months before the expiration of the then current Term of this Lease. Time is of the essence in connection with the exercise of the option for each such Renewal Term. In the event the notice herein required is not received by the date hereinabove referred to, each remaining option to renew herein granted shall be null and void. These options to renew are not assignable. In the event Tenant exercises the option for a Renewal Term on the terms and conditions herein set forth, each such Renewal Term shall be upon the same terms and conditions set forth herein for the Term except that the Minimum Rent for each year of such Renewal Term shall be determined in accordance with the provisions of the following subparagraphs (a) through (c):

(a) Arbitration. As used herein, the term “Market Value Rent” shall mean the highest annual Minimum Rent that a willing tenant would pay and a willing landlord would accept in an arm’s length lease of the Premises on the terms herein set forth for each year of a five year term commencing as of the first day of the First Renewal Term taking into account the highest and best use of the Premises and Tenant’s obligations under the Lease payable for taxes, insurance and repairs, provided however the Market Value Rent determined under this paragraph for each year of the Renewal Term shall in no event be less than 105% of the Minimum Rent payable for the last year of the prior term of this Lease (the “Floor Rental”). As used herein, the term the “Exercise Date” shall mean the date on which Landlord receives a notice of the exercise of the option to renew for the First Renewal Term which complies with the provisions of this paragraph. In the event Landlord and Tenant fail to agree upon the Market Value Rent within 120 days after the Exercise Date, Landlord and Tenant shall each promptly thereafter give the other notice in writing which sets forth their respective determinations of the Market Value Rent (the “Determination Notice”) for the First Renewal Term which shall not be less than the Floor Rental. A Determination Notice which does not comply with the provisions of the prior sentence shall be null and void and Market Value Rent for the First Renewal Term shall be as set forth in the Determination Notice of the other party without arbitration or further proceedings. Except as set forth in Section (b) of this paragraph, in the event both parties have submitted valid and effective Determination Notices the following provisions shall apply. Either party may apply to the American Arbitration Association or any successor thereto for the designation of or may themselves agree upon an arbitrator satisfactory to both parties who shall render a determination of the Market Value Rent. The arbitrator shall be a real estate appraiser, consultant, broker, developer or manager who shall have at least 15 years’ continuous experience in and familiarity with commercial rentals for properties similar to the Premises in the same or similar areas of Sarasota, Florida. The arbitrator shall conduct such hearings and investigations as the arbitrator shall deem appropriate and shall within 60 days after having been appointed choose either the Market Value Rent set forth in the Landlord’s Determination Notice or the Market Value Rent set forth in Tenant’s Determination Notice. Such choice shall be the only choice which the arbitrator shall make. The arbitrator shall not determine a Market Value Rent which is not set forth in the Landlord’s or Tenant’s Determination Notice. The arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease. The arbitrator’s choice of Market Value Rent as set forth in the respective Determination Notices shall be final and binding upon Landlord and Tenant and specifically enforceable in any Court of competent jurisdiction, as shall be the provisions of this Lease. Landlord and Tenant shall each pay their own counsel fees and expenses, if any, in connection with the arbitration under this subparagraph (a) and the parties shall share equally in all of the costs, expenses and fees of the arbitration. The prevailing party in a Court action to enforce the arbitrator’s decision shall be entitled to recover from the other party the attorneys’ fees and out-of-pocket expenses it incurs in such action.

(b) Cancellation of Arbitration. In the event that the determination of Market Value Rent for each year of the Renewal Term set forth in the Landlord’s and Tenant’s Determination Notices shall differ by ten percent (10%) or less, then the Market Value Rent shall not be determined by arbitration but shall instead be determined by taking the average of the Market Value Rent set forth in the Landlord’s and Tenant’s Determination Notices.

(c) Late Determination. In the event Market Value Rent is not determined before the commencement date of the First Renewal Term, Minimum Rent in the amount of the Floor Rental shall be paid by Tenant each month until the Market Value Rent for the First Renewal Term is determined in accordance with this Article. Tenant shall within 15 days after the determination of Market Value Rent pay Landlord the cumulative amount of the deficiency determined, if any, from and after the Commencement Date of the First Renewal Term to the date of such payment.

ARTICLE III

Holding Over

The following provisions shall be applicable in the event Tenant holds over after the expiration or earlier termination of the Term:

a. After Expiration of Term. If Tenant remains in possession of the Premises after the expiration of the Term, without the execution of a new lease, then Tenant at Landlord’s election, which shall be made in Landlord’s sole discretion, shall be deemed to be occupying the Premises as a tenant either (a) from month-to-month, or (b) for the longest lease term permitted under the substantive law of the State, excluding conflicts of law provisions thereof, subject to all conditions, provisions and obligations of this Lease insofar as the same are applicable except that the Minimum Rent during the holdover period until Landlord obtains full broom clean possession of the Premises shall be an amount equal to triple the amount of Minimum Rent payable for the last full month prior to expiration of the Lease, as liquidated damages and not as a penalty, and any person who signs this Lease on behalf of Tenant in a representative capacity agrees to be personally liable for the payment of such Minimum Rent and all other amounts payable hereunder during the holdover period.

b. After Default and/or Notice to Vacate. If Tenant remains in possession of the Premises after Tenant defaults and Landlord gives Tenant notice to vacate the Premises, then the Minimum Rent for each month during the period from the date of Landlord’s notice to vacate through the date Landlord obtains full, broom clean possession of the Premises shall be an amount equal to triple the amount of Minimum Rent payable for the last full month prior to Landlord’s notice to vacate and/or Tenant’s default, as liquidated damages and not as a penalty, and any person who signs this Lease on behalf of Tenant in a representative capacity agrees to be personally liable for the payment of such Minimum Rent and all other amounts payable hereunder during the holdover period.

c. Non-Waiver. These provisions do not waive Landlord’s rights of re-entry or any other rights hereunder and shall not constitute a consent of Landlord to a holding over by Tenant.

ARTICLE IV

Care of Premises

1. Waste and Conformance with Laws. No waste or damage shall be committed upon or to the Premises and the floor of the Premises shall not be overloaded. The Premises shall not be used for any unlawful purpose and no violations of law shall be committed thereon. Tenant shall, at Tenant’s own expense, promptly observe and keep all laws, rules, orders, ordinances and regulations of the Federal, state and city governments and any and all of their departments and bureaus and those of any other competent authority which are in effect during the Term relating to the use of the Premises and to the condition of the portion thereof which Tenant is required to maintain hereunder. Tenant shall also comply with all environmental laws, regulations, ordinances and decrees which are in effect during the Term and shall be responsible for removing all environmental violations relating to the Premises caused by Tenant during any point of its occupancy of the Premises. Tenant shall not engage in any activity upon or make any use or occupancy of the Premises for the purpose of or involving the handling of any hazardous substances or hazardous waste as defined in any Federal, state or local statute or ordinance or the regulations promulgated thereunder. Tenant’s obligations under this paragraph shall survive the expiration or termination of this Lease.

2. Damage to the Premises. Tenant shall not perform any acts or practices which may damage the Premises or be a nuisance or menace to the public, or nearby landowners, and shall keep the Premises clean and free from refuse from Tenant’s business at all times and store all refuse from Tenant’s business in proper and fireproof containers within the Premises and arrange for regular pickup of such refuse at Tenant’s expense. Tenant shall not burn any refuse of any kind on the Premises.

ARTICLE V

Utility and Janitorial Services

1. Payment by Tenant. Tenant shall pay all utility charges for the Premises directly to the utility companies.

2. Janitorial Services. Tenant shall provide janitorial service to the Premises at Tenant’s sole cost and expense.

ARTICLE VI

Maintenance and Repair of the Premises

As additional rent and at the sole cost and expense of Tenant, Tenant shall at all times keep all parts of the Premises, including, without limiting the generality thereof, roof, doors, glass windows, windows and frames, plumbing, heating, ventilating, air conditioning and other mechanical appurtenances and equipment, the four interior walls, and all other components of the Premises in suitable condition for Tenant’s conduct of business and in good order, good condition and good repair. Tenant shall also keep the Premises in a clean, sanitary and safe condition, in accordance with all directions, rules and regulations of the Health officers, Fire Marshal, Building Inspector, and/or other proper officers of the governmental agencies having jurisdiction. Tenant shall arrange at Tenant’s expense for periodic inspections and maintenance by licensed, competent contractors of the HVAC system which serves the Premises. Landlord at Landlord’s option on 15 days’ prior written notice to Tenant shall have the right (but not the obligation and Tenant’s performance of Tenant’s obligations hereunder shall not be excused in the event Landlord for whatever reason does not exercise Landlord’s right and option) to arrange for periodic inspections and maintenance by licensed competent contractors of the HVAC system which serves the Premises at Tenant’s expense. As used hereinabove in this Article, the term “repair” includes all replacements, renewals, alterations, additions and betterments. Tenant shall comply with all requirements of laws, ordinances and regulations affecting the Premises. Tenant shall permit no injury to the Premises, and Tenant shall, at its own cost and expense, replace as necessary all systems, appurtenances, equipment and components on the Premises which may be broken or damaged. At the expiration or earlier termination of the Term, Tenant shall surrender the Premises, including, without limiting the generality thereof, the doors, windows and frames, plumbing, heating, ventilating, air conditioning equipment and other mechanical appurtenances and equipment, in as good condition as the same is on the Commencement Date (as such condition is maintained or improved by Tenant in the performance of Tenant’s obligations under this Article), reasonable wear and tear excepted. It is understood and agreed that this is a triple net lease and that Landlord shall have no obligation for maintenance or repair of the Premises.

ARTICLE VII

Signs, Alterations and Improvements

1. Signs. The Tenant shall not use any advertising media or make any use of the Premises which shall be deemed objectionable to the Landlord or which violates any law, regulation or ordinance. Without the written consent of Landlord, Tenant shall not (a) make any changes in the exterior of the building on the Premises, (b) make any addition or structural alterations, or (c) erect and install any exterior signs or advertising media.

2. Alterations and Improvements. Tenant shall bear the expense of all permits, alterations and improvements which are necessary in order to make the Premises suitable for Tenant’s occupancy and use during the Term (hereinafter referred to as “Tenant’s Work”). Tenant shall commence and thereafter complete with due diligence, all of Tenant’s Work. Tenant shall cause Tenant’s Work to be done in a good and workmanlike manner by competent, licensed contractors, in strict accordance with the plans and specifications approved by Landlord, and in compliance with all applicable laws, orders, rules, regulations, codes and requirements of any governmental authority affecting Tenant’s Work or the Premises, including, but not limited to the Americans With Disabilities Act, as it may be amended, and in compliance with any applicable insurance requirements (hereinafter collectively referred to as “applicable law or regulation”).

Tenant shall obtain and furnish Landlord at Tenant’s expense all certificates and approvals with respect to Tenant’s Work and occupancy of the Premises that may be required by any applicable law or regulation.

Landlord shall have no liability whatsoever for loss, injury or damage to (a) Tenant’s Work; (b) fixtures, equipment or other property of Tenant or Tenant’s contractors; or (c) any other person or the property of any other person. Tenant shall indemnify and hold Landlord harmless from any claim, cost (including reasonable attorneys’ fees) or loss relating to Tenant’s Work and from any claim of nonpayment for any aspect of Tenant’s Work. All debris which accumulates in connection with Tenant’s Work shall be removed by Tenant at its sole expense. Tenant’s Work shall be constructed under a no-lien contract if permitted under the law of the State.

No person shall be entitled to any lien directly or indirectly derived through or under Tenant or through or under any act or omission of Tenant upon the Premises for any improvements or fixtures made thereon or installed therein or for or on account of any labor or material furnished to the Premises or for or on account of any matter or thing whatsoever. Nothing in this Lease contained shall be construed to constitute a consent by Landlord to the creation of any lien. In the event Tenant causes, suffers or permits the creation of any lien against the Premises, or any part thereof, or a lien is filed because of alleged non-payment by Tenant, Tenant shall cause such lien to be released within 10 days after Tenant’s actual notice of the filing thereof, or shall furnish Landlord a bond, in form, with surety, and in an amount satisfactory to Landlord, conditioned to indemnify Landlord against the foreclosure of such lien, and all matters and proceedings related thereto.

During the performance of Tenant’s Work, Tenant shall maintain Builder’s Risk insurance on a non-reporting basis with “all risk” extended coverage endorsements on a completed value basis for full insurable value covering the Premises from casualty resulting from Tenant’s Work, the interest of Tenant (and its contractors and subcontractors) in all work incorporated in the Premises, and all materials and equipment on or about the Premises or incident to the construction thereof (but not including machinery, tools or equipment used by contractors or subcontractors). Tenant shall also provide Landlord with all other policies and endorsements of insurance required by Landlord, including but not limited to Independent Contractor’s coverage in Tenant’s General Liability policy and General Liability policies of insurance from Tenant’s contractors and subcontractors. Landlord shall be named an additional insured under all such policies of insurance which shall be written on terms and by companies satisfactory to Landlord, and Landlord and Tenant shall be given not less than 30 days’ written notice by the insurance company prior to cancellation, termination or change in such insurance. Tenant shall provide Landlord with copies of the policies and certificates evidencing that such insurance is in full force and effect and stating the terms thereof, prior to commencement of Tenant’s Work.

3. Approval of Tenant’s Plans and Specifications. Tenant shall furnish Landlord with plans and specifications which set forth Tenant’s Work for the prior written approval of Landlord. In the event Landlord notifies Tenant that any plans and specifications so submitted are unacceptable, then Tenant shall within fifteen (15) days after receipt of Landlord’s disapproval, cause the plans and specifications to be revised according to Landlord’s comments and suggestions and shall resubmit such plans and specifications to Landlord for its prior written approval. In the event Tenant does not submit and resubmit plans and specifications as hereinabove provided until such time as Landlord has given its full prior written approval to such plans and specifications, Tenant shall be in material default of this Lease and in addition to any other remedy of Landlord hereunder, Landlord may terminate this Lease. The approval by Landlord of Tenant’s plans and specifications shall not constitute the assumption of any liability on the part of Landlord for the accuracy of such plans and specifications or for any incompleteness or design insufficiency therein. Tenant shall be solely responsible for the accuracy of such plans and specifications and their compliance with applicable law or regulation.

4. Ownership of Improvements. All alterations, additions, improvements and fixtures, including lighting fixtures, ducts, controls, diffusers, filters or other equipment for distribution of heating and cooling, which may be made or installed by either of the parties hereto upon the Premises, and which in any manner are attached or affixed to the floors, walls or ceiling, shall be the property of Landlord and at the termination or expiration of this Lease shall remain upon and be surrendered with the Premises as a part thereof, without disturbance, molestation or injury. Notwithstanding the foregoing, Tenant shall be permitted to remove Tenant’s trade fixtures at the expiration of the Lease, provided Tenant has not been in default under the Lease. Tenant shall bear the cost of repairing any damage to the Premises caused by removal of any property which Tenant is permitted to remove hereunder and any costs incurred by Landlord as a result of Tenant’s vacation of the Premises.

ARTICLE VIII

Insurance, Repairs and Taxes

1. Tenant’s Maintenance of Insurance. The Tenant shall comply with the following provisions during the Term regarding insurance.

(a) General Requirements. The Premises and all fixtures, equipment and property therein contained or installed shall be kept unceasingly insured against loss and damage by such hazards, casualties and contingencies in such amounts and for such periods as may from time to time be required by Landlord and/or by any mortgagee of the Premises (“Lender”) from time to time, including insurance on the Premises for fire, extended coverage, vandalism, malicious mischief and other endorsements deemed necessary by Landlord in amounts which Landlord deems sufficient in Landlord’s reasonable discretion or which is required by Lender. All insurance shall be written in policies and by insurance companies approved by Lender and Landlord, and such companies shall have an A.M. Best Company’s Key Rating Guide category designation of at least Class A-X, and the policies shall otherwise conform to the terms of this Article. All policies of insurance and renewals thereof shall contain standard non-contributory mortgagee loss payable clauses payable to Lender and Landlord as their interests may appear and shall provide for at least 20 days’ prior written notice of cancellation to Lender and Landlord as well as a waiver of subrogation endorsement, except for worker’s compensation coverage, all as required by Lender and Landlord, in form and content acceptable to Lender and Landlord. All policies (or duplicate originals thereof) shall be delivered to Landlord as issued prior to Tenant taking possession of the Premises and at least 45 days before the expiration of existing policies. Lender shall not by reason of accepting, rejecting, approving or obtaining insurance incur any liability for payment of losses.

(b) Coverages Required. Without in any way limiting the generality of the foregoing, Tenant covenants and agrees to maintain insurance coverage on the Premises which shall include (i) physical hazard insurance on an “all risks” basis with a Replacement Cost Endorsement, an Increased Cost of Construction Endorsement and an Agreed Amount Endorsement, covering the perils of fire, flood (if in a flood hazard zone), boiler and machinery (to include major components of HVAC systems if not already included in the above coverage) and such other equipment as Lender and Landlord may require, and extended coverage in an amount not less than the full replacement cost of the improvements on the Premises. “Full replacement cost” shall mean the cost of replacing the improvements without deduction for physical depreciation. If at any time a dispute arises with respect to full replacement cost, Tenant agrees to provide Landlord at Tenant’s expense with an insurance appraisal prepared by an insurance appraiser approved by Lender and Landlord which establishes the full replacement cost in a manner satisfactory to the insurance carrier; (ii) rent loss insurance insuring against loss arising out of the perils insured against in the policy or policies referred to in clause (i) above, in an amount equal to Minimum Rent and additional rent payable by Tenant during the last 12 months of the Term under this Lease, naming Lender and Landlord as their interests appear in a standard mortgagee loss payable clause thereunder; (iii) comprehensive general public liability and property damage insurance with a broad form coverage endorsement for an amount as required from time to time by Lender and Landlord but not less than an aggregate amount of Two Million Dollars ($2,000,000.00) with a single occurrence limit of not less than Two Million Dollars ($2,000,000.00) for claims arising from any one accident or occurrence in or about the Premises, which policy shall name Lender and Landlord as additional insureds thereunder; (iv) flood insurance whenever in the judgment of Lender and Landlord such protection is necessary and is available and in such case in an amount acceptable to Lender and Landlord naming Lender and Landlord as the loss payees thereunder as their interests may appear; (v) insurance covering pressure vessels, pressure piping and machinery, if any, and all major components of any centralized heating or air conditioning systems located on the Premises, in an amount satisfactory to Lender and Landlord, which policy shall also insure against physical damage to the buildings and improvements on the Premises arising out of perils covered thereunder; and (vi) such other insurance as may customarily be required to be carried on similar properties in the vicinity of the Premises by institutional lenders, as Landlord may from time to time reasonably require or which is required by Lender. In the event of an insured loss, Tenant shall pay Landlord the deductible amount which shall be credited as hereinabove set forth. In addition to the foregoing required insurance coverages, Tenant shall also insure separately Tenant’s property at the Premises and may purchase separately such business interruption insurance as Tenant desires. All proceeds from the policies of insurance referred to in the foregoing sentence shall be payable directly to Tenant and shall be the sole property of Tenant. Tenant may comply with the provisions of this Article by providing blanket insurance policies on the terms herein set forth.

2. Repair by Landlord. If the Premises shall be partially destroyed or damaged or totally destroyed by fire or other casualty so as to become unusable for the business of Tenant in whole or in part, Landlord, at its option, may elect to either (a) repair and restore the Premises, (b) direct Tenant to repair and restore the Premises, or (c) terminate this Lease on the terms hereinafter set forth. In the event Landlord elects to require Tenant to repair and restore the Premises, then Tenant shall repair and restore the Premises to a condition equal to the size, floor area and quality of the Premises prior to such destruction. In the event Landlord elects to repair and restore the Premises, then Landlord’s obligation hereunder shall be limited to repairing and restoring the Premises similar in size, floor area and quality to the Premises prior to such destruction, the cost of which shall not exceed the available insurance proceeds received by Landlord less the costs and expenses (including attorneys’ fees), if any, incurred by Landlord in recovering such insurance proceeds (“Net Proceeds”). In the event Tenant has not insured the Premises in accordance with the provisions of this Article, Tenant shall pay Landlord the amount of any such shortfall between the Net Proceeds and the actual cost of repairing and restoring the Premises. In the event Landlord elects to terminate the Lease, Landlord shall be entitled to retain all of the proceeds of the Fire Insurance and Tenant irrevocably appoints Landlord as Tenant’s attorney-in-fact to sign all documents necessary in order for Landlord to receive the Fire Insurance proceeds from the insurance carrier. Tenant shall be liable for Minimum Rent and Additional Rent only up to the time of such destruction of the Premises in the event Landlord elects to terminate the Lease. In the event Landlord elects to require Tenant to repair and restore the Premises, then Tenant’s obligation to pay Minimum Rent or Additional Rent shall continue throughout the repair and restoration of the Premises, with a credit to Tenant’s account each month for the amount actually and not constructively received by Landlord each month from the Net Proceeds of the rent insurance policy. Tenant shall give Landlord notice of any fire and any accident, damage, dangerous or defective condition relating to the Premises. Landlord shall have no responsibility to repair or replace any of Tenant’s equipment, fixtures, furnishings or decorations and shall not be responsible for delays in settling insurance claims or repairing and restoring the Premises.

3. Taxes. Tenant shall pay as additional rent in equal monthly installments commencing on the Commencement Date and continuing each month during the Term thereafter all of the real estate taxes and assessments payable on the Premises paid or payable by Landlord for each Lease Year or partial Lease Year of the Term or prorated portion thereof. The tax payment pro rated over the calendar year is estimated at Two Thousand One Hundred Twenty-Nine Dollars and Fourteen Cents ($2,129.14) per month. Tenant shall also pay any applicable State sales tax on payments of Minimum Rent and on payments of additional rent and all other charges under this Lease. Landlord shall endeavor to notify Tenant of any increase or decrease in such taxes, but Landlord’s failure to so notify Tenant shall not relieve Tenant from its obligations hereunder. In the event of a tax increase, the monthly tax payment shall be increased upon notice from Landlord. Tenant’s pro rata share shall be prorated for the first and last years of the Term. Notwithstanding the foregoing, Tenant shall not be required to pay corporation, franchise, income, estate, gift and inheritance taxes or charges imposed on rent or other similar taxes, charges or impositions which may be levied or assessed against Landlord on the receipt of rent hereunder, except for sales tax payable thereon. Tenant shall have the right with Landlord’s prior written consent to contest at Tenant’s expense the real estate taxes and assessments, provided Tenant keeps all payments of taxes and assessments current during the pendency of any such contest.

ARTICLE IX

Abuse of Plumbing and Premises

The plumbing facilities in the Premises shall not be used for any other purpose than that for which they were constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant. Tenant, its employees or agents, shall not mark, paint, drill or in any way deface any walls, ceilings, partitions, floors, wood, stone or iron work without the written consent of the Landlord. All alterations or improvements made during the Term shall be made in accordance with Article VII.

ARTICLE X

Assignment

Tenant agrees not to assign or in any manner transfer this Lease or any estate or interest herein without the previous written consent of Landlord, and not to sublease the Premises or any part or parts thereof or allow anyone to come in with, through or under it, without like consent. Consent by the Landlord to one or more assignments of this Lease, or to one or more subletting of the Premises shall not operate as a waiver of Landlord’s rights under this Article with respect to any subsequent request for permission to assign or sublet this Lease. Any sale, assignment, or other transfer whether or not by operation of law of the majority interest in Tenant legal entity shall be deemed to be an assignment hereunder which requires the prior written consent of Landlord. The acceptance of Minimum Rent from any person or firm other than Tenant shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or subletting of the Premises. The assignment of this Lease or any sublease and the acceptance by Landlord of the payment of the Minimum Rent and other charges by such assignee or sublessee, as provided herein, shall not relieve or release Tenant of its primary liability for the performance of all the terms and conditions hereof to be performed by Tenant, including, but not limited to, the payment of Minimum Rent, and such assignee or sublessee shall in writing assume and agree to do all the things and perform all of the terms and conditions hereof required to be done and performed by the Tenant as herein provided. Landlord’s right to assign this Lease is and shall remain unqualified. In the event this Lease is assigned or subleased pursuant to the terms of this Article, Tenant agrees to pay Landlord as additional rent an amount equal to one-half of any lump sum or periodic payments received by Tenant from any assignee or sublessee in connection with the assignment or sublease of this Lease and/or an amount equal to one-half of the monies or other consideration received by Tenant from Tenant’s assignee or sublessee in excess of the amounts which Tenant is required to pay Landlord hereunder each month from and after the date of the assignment or sublease.

ARTICLE XI

Access to Premises

1. By Landlord. Landlord shall have the right to enter upon the Premises at all reasonable hours for the purpose of inspecting the same or of making repairs, additions or alterations to the Premises, or any property owned or controlled by Landlord, but Landlord assumes no obligation to make any repairs, additions or alterations except as expressly provided in this Lease. If Tenant fails to make any repairs required to be made by Tenant under this Lease, Landlord may demand that Tenant make the same within a reasonable time, and if Tenant refuses or neglects to commence such repairs and to complete the same with reasonable dispatch, Landlord may make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to its property or business by reason thereof; and if Landlord makes or causes such repairs to be made, Tenant shall on demand pay to Landlord the cost thereof, plus a ten percent (10%) charge for service and overhead, with interest at the Default Rate set forth in Article XII. If Tenant shall default in making such payments, the Landlord shall have all remedies provided in Article XII hereof.

2. Showing Premises. In the event of the termination of this Lease or for 180 days prior to the expiration of this Lease, Landlord shall have reasonable access to the Premises for the purpose of exhibiting the same to prospective tenants. Landlord may place a sign or signs on the Premises at any time which advertises the availability of the Premises for lease or for sale.

ARTICLE XII

Default and Remedies of Landlord

1. Rights on Default. (a) If Tenant makes any default in respect to Tenant’s covenants to pay Minimum Rent or taxes; or (b) if Tenant defaults in any other of Tenant’s obligations under the Lease, and if Tenant fails to cure such default within 30 days after written notice of the existence of such default has been given Tenant by the Landlord (time being of the essence of this Article); or (c) if Tenant shall abandon or vacate or fail to operate its business at the Premises before the end of the Term, or (d) if Tenant shall refuse to sign an estoppel certificate or letter, sign a subordination agreement or provide other documentation required by Landlord within 20 days after request therefor; or (e) in the event:

(i) Tenant is adjudicated a bankrupt;

(ii) A Receiver or Trustee is appointed for Tenant’s property, and the appointment of such Receiver is not set aside in 30 days, or Tenant requests or consents to the appointment of a Receiver;

(iii) A trustee in reorganization is appointed for Tenant’s property and the appointment of such Trustee is not set aside within 30 days;

(iv) Tenant files a voluntary petition for reorganization or arrangement, or in bankruptcy;

(v) Tenant files an answer admitting bankruptcy or agreeing to a reorganization or arrangement;

(vi) Tenant makes an assignment for the benefit of its creditors; or

(vii) Tenant permits the leasehold interest of Tenant hereunder to be sold pursuant to execution;

or (f) in the event the Premises shall come into the possession of any Trustee or Receiver, in bankruptcy or otherwise (a failure to cure a default under subparagraphs (a)-(f) of this Article or any other provision of this Lease within the time therein set forth is hereinafter referred to as an “uncured default”) then, and in any such event, Tenant shall be deemed to be in default and, Landlord, besides any other rights or remedies it may have by law or otherwise, shall conclusively be deemed to be the owner of a shopping center for all purposes under the Bankruptcy Code and, in addition, shall without any requirement of prior notice have the immediate right of re-entry and may remove all persons and property from the Premises without court order or approval. Such property may be removed and stored at the cost of and for the account of Tenant. Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or may, from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) and at such rent or rents and upon such other terms and conditions as Landlord in the exercise of Landlord’s sole discretion may deem advisable with the right to make alterations and repairs to the Premises. Upon each such reletting (a) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the cost and expense of such reletting (including reasonable attorneys’ fees) and of such alterations and repairs incurred by Landlord, and the amount if any, by which the rent reserved in this Lease for the period of such reletting (up to but not beyond the Term) exceeds the amount agreed to be paid as Minimum Rent for the Premises for such period of such reletting; or (b) at the option of Landlord rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than Minimum Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting (including reasonable attorneys’ fees) and of such alterations and repairs; third, to the payment of Minimum Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Minimum Rent as the same may become due and payable hereunder.

Should Landlord at any time terminate this Lease for an uncured default, in addition to any other remedy Landlord may have, Tenant shall be liable for (a) all Minimum Rent, additional rent or damages due or sustained prior to such termination, the costs and expenses of reletting the Premises (including costs and expenses of alterations and repairs incurred by Landlord), and all reasonable costs, attorneys’ fees and expenses incurred by Landlord in pursuit of its remedies hereunder or in renting the Premises to others from time to time (all such Minimum Rent, additional rent, damages, costs, attorneys’ fees and expenses, with compounded interest thereon until date of payment, being herein referred to as “Termination Damages”); and Tenant shall be liable for (b) additional damages (the “Liquidated Damages”) which, at the election of Landlord, shall be either

(i) an amount equal to the Minimum Rent which, but for termination of this Lease would have become due during the remainder of the Term, less the amount of Minimum Rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord); or

(ii) an amount equal to the present worth (as of the date of such termination) of Minimum Rent and additional rent which, but for termination of this Lease, would have become due during the remainder of the Term, less the fair rent value of the Premises, as determined by an independent real estate appraiser named by Landlord, in which case such Liquidated Damages shall be payable to Landlord in one lump sum on demand and shall bear compounded interest at the lesser of the rate of twelve percent (12%) per annum or the highest rate of interest recoverable in the State (hereinafter the “Default Rate”) until paid. For purposes of this clause, “present worth” shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest the Premises.

Termination Damages and Liquidated Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease. If this Lease is terminated pursuant to this Article, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting.

If such termination shall take place after the expiration of two or more full Lease Years, then, for purposes of computing the Liquidated Damages, the annual additional rent shall be conclusively presumed to be an amount equal to the average additional rent (other than additional rent received by Landlord as a result of any failure of Tenant to perform any of its obligations under this Lease) payable with respect to the full Lease Year immediately preceding the Lease Year in which written notice of such termination was given.

If such termination shall take place before the expiration of two full Lease Years, then, for purposes of computing the Liquidated Damages, the annual additional rent shall be conclusively presumed to be an amount equal to 12 times the average monthly payment of additional rent (other than additional rent received by Landlord as a result of any failure by Tenant to perform any of its obligations under this Lease) payable during the 12 full calendar months immediately preceding the month in which written notice of such termination was given.

Landlord shall have the right in Landlord’s sole discretion to apply any payments received by Landlord following a default by Tenant to any indebtedness of Tenant under this Lease and no such payment shall be deemed to constitute a cure of any default under this Lease without Landlord’s prior written consent, which consent may be granted or withheld by Landlord in Landlord’s sole discretion.

2. Default other than Rent. In the event Tenant shall be in default with respect to any of the covenants contained herein, other than the covenant to pay rent, Landlord shall have the right, but not the obligation, after 30 days’ written notice of such default to Tenant (except in the event of an emergency) to perform any covenants of Tenant as to which Tenant is in default, and any and all sums paid by Landlord, in performance of such covenants shall be and constitute additional rent and shall be paid by Tenant, with compounded interest at the Default Rate, with the next Minimum Rent payment due.

3. Default Re Insurance or Liens. In the event the default of Tenant relates to the maintenance of insurance required to be maintained by the Tenant, Landlord shall have the right, but not the obligation, to procure such insurance, immediately after mailing notice of Tenant’s default, and in the event the default of Tenant relates to the failure of Tenant to pay any lien or claim against the Premises or the improvements thereon or its failure to furnish the bond hereinabove referred to, Landlord shall be entitled to pay any such lien or claim and to redeem the Premises from any sale or forfeiture immediately after mailing notice of its intention so to do. Any amounts so expended by Landlord shall be paid by Tenant as additional rent, with compounded interest at the Default Rate, with the next payment due.

4. Remedies Cumulative. The remedies of Landlord shall be cumulative, and no one of them shall be construed as exclusive of any other or of any remedy provided by law.

5. Costs and Attorneys’ Fees. In the event Landlord shall be made a party to litigation commenced by or against Tenant, arising by reason of the occupancy of the Premises under this Lease, Tenant shall indemnify, save harmless and protect the Landlord against all costs and attorneys’ fees incidental to such litigation, and Tenant shall also pay all costs and reasonable attorneys’ fees incurred by Landlord in enforcing the covenants, agreements, terms and provisions of this Lease or in defending any claims asserted by Tenant, including, but not limited to costs and attorneys’ fees incurred during Tenant’s appeal of a judgment if such judgment is affirmed in whole or in part on appeal. All payments, including payment of Minimum Rent and additional rent, which Tenant is required to make pursuant to the provisions of this Lease, shall be made without relief from valuation or appraisement laws.

6. Jury Trial Waiver. Landlord and Tenant after consulting or having had the opportunity to consult with counsel each hereby knowingly, voluntarily and intentionally waives the right to a trial by jury in the event of any dispute of any kind between Landlord and Tenant. Neither Landlord nor Tenant shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. This waiver is absolute and unconditional and cannot be modified in any respect or relinquished by either Landlord or Tenant except in a written instrument signed by both of them.

ARTICLE XIII

Eminent Domain

If all or any part of the Premises shall be acquired by the exercise of eminent domain by any public or quasi public body in such a manner that more than twenty percent (20%) of the building on the Premises shall become unusable by Tenant for the purposes Tenant is using the Premises, this Lease may be terminated by Tenant by written notice to Landlord within 15 days after possession of the Premises or part thereof is so taken. Tenant shall have no claim against Landlord or any other person, firm, corporation or governmental authority on account of any such acquisition for the value of any unexpired lease remaining after possession of the Premises is taken. All damages awarded therefor shall belong to and be the sole property of Landlord, except for any claim separately asserted by Tenant which is the sole property of Tenant under applicable law and which does not diminish in any way Landlord’s claim.

ARTICLE XIV

Non-Waiver Provisions

No waiver of any condition or covenant of this Lease by either party hereto shall be deemed to imply or constitute a further waiver by such party of the same or any other condition or covenant.

ARTICLE XV

Notices

All notices to be given hereunder shall be deemed to be properly given as of the date of mailing if in writing and mailed by certified mail or sent by overnight delivery. Notices shall be addressed to Tenant at the Premises, Attn: Barry Warren, or to such other address as the Tenant may from time to time furnish to the Landlord in writing for such purpose. In the case of notices by the Tenant to the Landlord, addressed to 10 Rye Ridge Plaza, Suite 200, Rye Brook, New York 10573, Attn: Robert Busby, Controller, or to such other address as the Landlord may from time to time furnish to the Tenant in writing for such purpose, with a copy to Landlord’s counsel, Lesa C. Duvall, Mishkin & Duvall P.C., 233 McCrea Street, Suite 1100, Indianapolis, Indiana 46225.

ARTICLE XVI

Relationship and Construction

Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, between the parties hereto, or of any other relationship than landlord and tenant. Tenant’s agreements which are applicable to the period after the termination or expiration of this Lease and Tenant’s wholly or partially unperformed obligations hereunder shall survive the termination or expiration of this Lease. Any amount payable by Tenant under this Lease other than Minimum Rent payable under Article II shall be deemed to be additional rent payable under this Lease whether or not such payment is so expressly designated herein. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. This Lease shall be construed without reference to titles of Articles and Sections, which are inserted for convenience only. This Lease if found to be ambiguous, in whole or in part, shall not be construed against the party who prepared this Lease but shall be construed in accordance with other applicable rules of construction. In the event any provision hereof shall be deemed illegal or unenforceable, the remaining provisions hereof shall not be affected and such illegal or unenforceable provisions shall be deleted herefrom. Subject to the provisions of this Lease, this Lease and all of the terms, conditions and provisions hereof shall inure to the benefit of and be binding upon Landlord and Tenant, their respective heirs, successors, assigns and legal representatives, and the words “Landlord” and “Tenant” shall be construed to include the respective heirs, successors, assigns and legal representatives, if any, of Landlord and Tenant. This Lease shall be construed and enforced in accordance with and governed by the laws of the State.

ARTICLE XVII

Non-Liability of Landlord

Landlord shall not be responsible or liable to Tenant or any other person for any loss, injury or damage occasioned by or through the acts or omissions of any person or firm, or due to the condition of the Premises, or for any loss or damage resulting to or from the water supply or from bursting, over flowing or leaking of water, sewer or steam pipes or from the heating or plumbing fixtures or from the electric wiring or from gas or odors or loss or damage caused in any other manner. Tenant shall be responsible and liable to Landlord for any damage to the Premises and for any act done thereon by Tenant or any person coming on the Premises by invitation or license of Tenant, express or implied. Tenant shall save Landlord harmless from all claims, liability, costs and expenses (including reasonable attorneys’ fees) resulting from any breach or violation of this Lease by Tenant or from Tenant’s use of the Premises.

ARTICLE XVIII

Brokers

Landlord and Tenant agree that no broker is owed a commission or finder’s fee for this Lease. Tenant agrees to hold Landlord harmless from any other claims for commission or finder’s fee asserted by any other person or firm arising out of Tenant’s execution of this Lease. Tenant agrees to hold Landlord harmless from any other claims for commission or finder’s fee asserted by any other person or firm arising out of Tenant’s execution of this Lease.

ARTICLE XIX

Subordination and Attornment

This Lease is subject and subordinate to all mortgages which now or hereinafter affect the Premises and all renewals, modifications, replacements and extensions thereof. Tenant hereby agrees to execute any instruments requested by Landlord which may be necessary to effectuate this Article. In the event of any foreclosure sale pursuant to the terms of any mortgage, deed of trust or other security interest now or hereafter affecting the Premises, by virtue of judicial proceedings or otherwise, Tenant will, upon request, attorn to and acknowledge the purchaser at such sale as Landlord hereunder.

ARTICLE XX

Net Lease and Condition of Premises

This is a triple net lease and all Minimum Rent and other amounts payable hereunder by Tenant shall be paid without notice or demand and without set-off, counterclaim, abatement, suspension, deduction or defense. Tenant represents that Tenant has received the Premises in the agreed upon order, condition and repair.

ARTICLE XXI

Severability

In the event any provision of this Lease shall be deemed illegal or unenforceable, the remaining provisions of this Lease shall not thereby be affected and such illegal or unenforceable provision shall be deleted herefrom.

ARTICLE XXII

Vacation of Premises

At the expiration or earlier termination of this Lease, Tenant shall remove all of Tenant’s trade fixtures and personal property which do not become the property of Landlord under paragraph 3 of Article VII of this Lease, and shall leave the Premises in a broom clean condition.

ARTICLE XXIII

Rights Reserved to Landlord

1. Landlord reserves the right to install one or more pole signs or billboards on the Premises. Such signs or billboards shall not obstruct the view of the Building and shall not be used to advertise the products of a competitor of Tenant.

2. Landlord also reserves the right to install and receive the profits from a remote automatic teller machine in the Common Area at a location which does not interfere with the conduct of the Tenant’s business.

3. Tenant hereby agrees to execute and deliver any additional documents requested by Landlord to further implement and carry out the provisions of this Article.

ARTICLE XXIV

Security Deposit

Landlord is currently holding for the benefit of Tenant the sum of Six Thousand Two Hundred Dollars ($6,200.00) as and for a security deposit. The security deposit shall be held by Landlord to secure the full and faithful performance by Tenant of all of the terms and conditions of this Lease and such sum shall be returned to Tenant at the satisfactory termination of this Lease after deducting therefrom the cost of curing any default and repairing any and all damage to the Premises caused by Tenant, its representatives, contractors, invitees or licensees during the term, excluding ordinary wear and tear. In the event of a breach or default by Tenant with respect to any of the terms or conditions of this Lease, Landlord may apply such security deposit or any part thereof to any costs, damages, losses or injuries resulting from such breach or default without in any manner waiving or limiting Landlord’s right to further hold Tenant liable for the costs, damages or losses or injuries otherwise due and incurred. In the event Landlord so applies all or any portion of such security deposit, Tenant shall within 10 days after notice thereof immediately pay Landlord an amount equal to the difference between (a) the amount of security deposit then held by Landlord after such application and (b) the sum of Six Thousand Two Hundred Dollars ($6,200.00). The security deposit shall under no circumstances be applied by Tenant to the payment of Minimum Rent hereunder, or mortgaged, assigned or otherwise encumbered or made the subject of a security interest by Tenant in any manner, and any attempt to do so shall be null and void.

ARTICLE XXV

Notification to Landlord

In the event any material damage is done to the Premises by any cause or Tenant becomes aware of any information which materially affects Landlord’s interest in the Premises, Tenant shall immediately give Landlord notice in accordance with the terms of this Lease.

ARTICLE XXVI

Limitation on Right of Recovery

Notwithstanding anything to the contrary contained in this Lease, there shall be absolutely no personal liability on Landlord, Landlord’s Trustee, Landlord’s Beneficiaries, Landlord’s Members, Landlord’s Partners, Landlord’s agents or representatives, or any heir, administrator, executor, successor, legal representative or assign or any of them with respect to any of the terms, covenants, conditions and provisions of this Lease and Tenant shall look solely to the Premises for the satisfaction of each and every remedy of Tenant in the event of a default by Landlord hereunder or in the event of any other claim in connection with the Premises. Such exculpation of personal liability is absolute and without any exception whatsoever and all such liability of any kind hereunder is expressly waived by Tenant and every person now or hereafter claiming any right hereunder or by, through or under Tenant.

ARTICLE XXVII

Landlord’s Consent

Whenever Landlord’s consent hereunder is required, Landlord may grant or withhold Landlord’s consent as Landlord determines in legitimate business interests as determined by Landlord in Landlord’s sole discretion.

ARTICLE XXVIII

Authority to Sign Lease

Each of the persons who has signed this Lease personally represents and warrants that he has been duly authorized to sign this Lease by all necessary action on the part of the entity on whose behalf he has signed this Lease.

ARTICLE XXIX

Consent of Landlord’s Lender or Landlord

Whenever the consent or approval of Landlord is sought or a request is made which requires the consent of Lender, Tenant agrees to pay the reasonable out-of-pocket legal fees and expenses incurred by Landlord and the fees and expenses charged by Lender in connection with such request for consent or approval.

ARTICLE XXX

Counterparts and Telecopy

This Lease may be executed in one or more counterparts, each of which shall be deemed an original and part of one and the same Lease. Delivery of an executed copy of this Lease by facsimile transmission shall constitute effective and binding execution and delivery hereof and the signatures thereon shall be deemed to be original signatures for all purposes.

ARTICLE XXXI

Entire Agreement

This Lease is intended by Landlord and Tenant as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations, and representations between Landlord and Tenant having been incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of or acquiescence in a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, or agreements have been made or relied on in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the other party seeks to enforce the modification. Neither Landlord nor Tenant shall record this Lease without the prior written consent of the other. The recordation of this Lease without such consent shall constitute a default hereunder.

IN WITNESS WHEREOF the parties have executed this Lease the date and year first above written.

Witnesses as to Landlord’s Signature:	Winkal Holdings, L.L.C., a Delaware limited liability company,

	By:	Winkal Management, L.L.C., a Delaware limited liability company, its Manager

By:
Jonathan B. Kallman, Member

“Landlord”

Witnesses as to Tenant’s Signature:	First State Financial Corp. d/b/a First Sate Bank

By:
John E. Wilkinson, Chief Executive Officer

“Tenant”

STATE OF NEW YORK	)
	)	SS:
COUNTY OF WESTCHESTER	)

Before me, a Notary Public in and for said County and State, personally appeared Winkal Holdings, L.L.C., a Delaware limited liability company, by Winkal Management, L.L.C., a Delaware limited liability company, its Manager, by Jonathan B. Kallman, known by me to be its duly authorized Member, who acknowledged the execution of the foregoing Lease as and for the voluntary act and deed of such company, this ____ day of July, 2007.

My Commission Expires:	Notary Public Printed Name:

Residing in
County

STATE OF FLORIDA	)
	)	SS:
COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared First State Financial Corp. d/b/a First Sate Bank, a Florida corporation, by John E. Wilkinson known by me to be its Chief Executive Officer, who acknowledged the execution of the foregoing Lease as and for the voluntary act and deed of such corporation, this ____ day of July, 2007.

My Commission Expires:	Notary Public Printed Name:

Residing in
County

EXHIBIT “A’

SARASOTA, FL
Legal Description
2323 STICKNEY POINT ROAD

Schedule A

A tract of land lying in the East 1/2 of the Southwest 1/4 of the Northeast 1/4 of Section 17, Township 37 South, Range 18 East, SARASOTA County, State of Florida, being more particularly described as follows:

Commence at the Southwest corner of the Northeast 1/4 of the Northeast 1/4 of said Section 17, being also the Southwest corner of Stickney Point Park as per plat thereof, recorded in Plat Book 6, Page 1, Public Records of SARASOTA County, Florida; run thence North 89°56’00” East along the Southerly line of said Stickney Point Park and the Southerly line of said Northeast 1/4 of the Northeast 1/4, 162.69 feet to the Northwesterly . right-of-way line of Stickney Point Road (S.R. 782) (100 feet wide); thence along said right-of-way line, the following calls and distances: South 39°27’08” West, 565.80 feet; South 39°16’21” West, 241.02 feet to the Point of Beginning; thence continue along said right-of-way line, South 39°16’21” West, 16O feet; South 38°32’00” West, 343.59 feet to the Westerly line of said East 1/2 of the Southwest 1/4 of the Northeast 1/4, being also a point on the Easterly line of High Acres as per plat . thereof, recorded in Plat Book 6, Page 15, Public Records of Sarasota County, Florida; thence North 0°09’06” West, along said Westerly line of the East 1/2 of the Southwest 1/4 of the Northeast 1/4, 560 feet; thence North 89°50’54” East, 111.77 feet; thence South 50°43’39” East/ 264.86 feet to the Point of , Beginning.

LESS AND EXCEPTING THEREFROM:

The lands taken by the State of Florida Department of Transportation pursuant to the Order of Taking entered 4/24/92, in Case #91-5419 in the circuit Court, SARASOTA County, Florida, recorded 4/11/92 in O.R. Book 2391, Page 2521, Public Records of SARASOTA County, Florida.